Exhibit 99.1

BGC Partners Agrees to Acquire Apartment Realty Advisors (ARA) and its members, the nation’s largest privately held, full-service investment brokerage network that focuses exclusively on the multi-housing industry

– The acquisitions will significantly drive Newmark Grubb Knight Frank’s (“NGKF”) growth within the multi-housing capital markets space –

– The acquired companies are expected to generate annual revenues in excess of $100 million and pre-tax distributable earnings in excess of $20 million –

New York (December 1, 2014) – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “the Company”), a leading global brokerage company servicing the financial and real estate markets, today announced that it has entered into agreements to acquire Apartment Realty Advisors (“ARA”) and its members representing substantially all of ARA’s revenues. ARA is the nation’s largest privately held, full-service investment brokerage network, focusing exclusively on the multi-housing industry. The acquisitions are expected to significantly drive NGKF’s growth within the multi-housing capital markets space. BGC expects the transactions will be immediately accretive upon closing. The acquired companies will be purchased for a total cash consideration of approximately $110 million when the closings are complete. Additional cash and equity based earn-outs may be paid if certain performance targets are met in future periods. After the closings, they are expected to generate annual revenues in excess of $100 million and pre-tax distributable earnings in excess of $20 million. The transactions, which are each subject to certain closing conditions, are expected to close in stages with a majority1 expected to close during the fourth quarter of 2014.

“Acquiring ARA and its members represents an attractive opportunity for NGKF and will substantially add to the revenues and earnings of our real estate capital markets business,” said Howard W. Lutnick, Chairman and CEO of BGC Partners. He continued: “We expect ARA to strengthen NGKF’s position as one of the top commercial real estate advisory firms and further add to the value and importance of real estate to BGC’s overall business.”

[1]	Calculated by revenue

“ARA represents the gold standard within the United States for the sale and financing of multi-housing properties, evidenced by its recent number two ranking in multi-family sales by Real Estate Alert,” said James D. Kuhn, President of Newmark Grubb Knight Frank, and head of the NGKF Capital Markets platform. “ARA has built a strong presence in key markets such as Texas, Florida, Northern California, Colorado and the Carolinas, each of which have seen significant population and job growth, and with offices in 28 cities they are well positioned for continued success and future growth. We look forward to working alongside ARA and significantly adding to our growing capital markets business.”

With approximately 100 brokers and with offices nationwide, ARA is a leading industry name in the multi-housing sector. ARA completed more than $3.3 billion in multi-family sales in the first six months of 2014, representing an increase of 42 percent year-on-year, according to Real Estate Alert’s ranking, which tracks commercial sales in excess of $25 million. The report ranked ARA the second largest firm in multi-family transactions and the Company believes that the combination with NGKF will make the firm even stronger.

Mr. Kuhn, who led the acquisition effort, added: “We are pleased to welcome ARA as part of the NGKF family. The multi-housing market is a highly attractive one, as apartment construction has grown at more than three times the rate of single family housing over the past five years according to the U.S. Census Bureau. ARA’s recent volume growth has outpaced the overall commercial sales market, making it a compelling business proposition and a strong strategic fit for our capital markets platform.”

“We are delighted to announce this agreement with BGC and to join with Newmark Grubb Knight Frank as we work together across the capital markets spectrum. The combined resources will prove of great benefit to our business, our employees and, most importantly, to our clients,” said Blake Okland, Chairman of the Executive Committee of ARA and Principal of ARA’s Carolinas member.

About ARA

ARA is the largest privately held, full-service investment brokerage network in the nation that focuses exclusively on the brokerage, financing and capital sourcing of multi-family housing properties including conventional, affordable, distressed assets, notes sales, seniors, student and manufactured housing and multi-family housing land. ARA is comprised of the country’s top investment professionals who leverage a unique and fully integrated cooperative business platform of shared information, relationships and technology driven solutions. ARA’s unified enterprise approach ensures that clients are delivered the broadest asset exposure, effective matching of buyers and sellers, and the shortest transaction timeframes in the industry. The combination of resources, unparalleled market expertise and nationwide presence in the multi-family housing marketplace has resulted in an annual production volume of more than $10.2 billion in real estate transactions in 2013. For detailed information on ARA’s extensive multi-housing investment services, visit www.arausa.com.

About Newmark Grubb Knight Frank

Newmark Grubb Knight Frank is one of the world’s leading commercial real estate advisory firms. Together with London-based partner Knight Frank and independently-owned offices, NGKF’s 12,000 professionals operate from more than 330 offices in established and emerging property markets on six continents.

With roots dating back to 1929, NGKF’s strong foundation makes it one of the most trusted names in commercial real estate. NGKF’s full-service platform comprises BGC’s real estate services segment, offering commercial real estate tenants, landlords, investors and developers a wide range of services including leasing; capital markets services, including investment sales, debt placement, appraisal, and valuation services; commercial mortgage brokerage services; as well as corporate advisory services, consulting, project and development management, and property and corporate facilities management services. For further information, visit www.ngkf.com.

NGKF is a part of BGC Partners, Inc., a leading global brokerage company servicing the financial and real estate markets. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com/.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in our public filings, including our most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contact: Hannah Sloane +1 212-294-7938 Sarah Laufer +1 212-915-1008	NGKF Media Contact: Mira Matic 973-461-9005 mira@miramaticpr.com

BGC Investor Contact: Jason McGruder +1 212-829-4988 Jason Chryssicas 212-915-1987